UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 19, 2009

GRAHAM PACKAGING HOLDINGS COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	333-53603-03	23-2553000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Pleasant Valley Road

York, Pennsylvania 17402

(717) 849-8500

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers

On June 17, 2009, BCP/Graham Holdings L.L.C., the General Partner of Graham Packaging Holdings Company, a Delaware limited partnership, (the “Company”) approved the grant of an option (“Option”) to purchase a total of 50 limited partnership units of the Company to Mark S. Burgess, the Company’s Chief Executive Officer. The Option, which was issued under the Company’s 2008 Management Option Plan, has an exercise price of $25,122 per limited partnership unit.

Provided that Mr. Burgess remains continuously employed by the Company through the date on which Blackstone Capital Partners III Merchant Banking Fund L.P., Blackstone Offshore Capital Partners III L.P. and their affiliates (other than the Company and its subsidiaries) sell their entire interest in the Company and Graham Packaging Company, L.P. (a “Liquidity Event”), the Option will become exercisable in accordance with the following schedule based upon the multiple of invested capital achieved in connection with the Liquidity Event.

Multiple of Invested Capital*	Percent of Option that becomes Exercisable
2.5x	100%
2.25x	75%
2.00x	50%
1.75x	25%
1.5x	0%

*	Values between those listed in the schedule above will be interpolated.

The Option, which will expire after 10 years, also provides that if Mr. Burgess’ employment is terminated by the Company without cause or by Mr. Burgess for good reason and a Liquidity Event occurs within one year of his termination of employment, then the Option will become immediately exercisable upon the Liquidity Event. In the event of the termination of Mr. Burgess’ employment for any reason other than cause, the Option will expire upon the earlier of the end of the 90-day period following his termination or the end of the 10-year option term. If Mr. Burgess’ employment is terminated for cause, he will immediately forfeit all outstanding options.

Until the later of the fifth anniversary of the date of grant of the Option or 100 days following a public offering of the Company’s equity securities, any units issued upon the exercise of the Option will be subject to the Company’s right to call the units at fair market value for a period of 90 days from Mr. Burgess’ termination of employment. If, however, Mr. Burgess’ employment is terminated for cause, the Company will have the right to purchase such shares at the lesser of cost or fair market value.

The above description of Mr. Burgess’ option agreement is qualified in its entirety by reference to the copy of such agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Option Agreement, dated as of June 17, 2009, between Graham Packaging Holdings Company and Mark S. Burgess.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAHAM PACKAGING HOLDINGS COMPANY
BCP/GRAHAM HOLDINGS L.L.C., ITS GENERAL PARTNER

Date: June 19, 2009	By:	/s/ William E. Hennessey
	Name:	William E. Hennessey
	Title:	Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
10.1	Option Agreement, dated as of June 17, 2009, between Graham Packaging Holdings Company and Mark S. Burgess.